Exhibit 10.1

FOURTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT, AND

LIMITED WAIVER

This FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT, AND LIMITED WAIVER (this “Amendment”), dated August 2, 2005, by and among LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company (“LaSalle”), with its principal office at 135 South LaSalle Street, Chicago, Illinois 60603, the financial institutions that, from time to time, become a party to the Loan Agreement (hereinafter defined) (such financial institutions, collectively, the “Lenders” and each individually, a “Lender”), LaSalle as agent for the Lenders (in such capacity, the “Agent”), and IMPCO TECHNOLOGIES, INC., a Delaware corporation, with its principal office at 16804 Gridley Place, Cerritos, California 90703 (the “Borrower”);

WHEREAS, the Borrower and LaSalle as a Lender and the Agent, are parties to a Loan and Security Agreement dated as of July 18, 2003 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have agreed, upon satisfaction of certain conditions, to make Revolving Advances and other financial accommodations to the Borrower;

WHEREAS, the Borrower has advised the Lenders and the Agent that it was not in compliance with the Loan Agreement in the following respects (collectively, the “Financial Covenant Non-Compliance”): (a) Paragraph 14(p)(i) (Consolidated Tangible Net Worth) with respect to the Borrower’s fiscal quarter ending March 31, 2005, and (b) Paragraph 14(x)(v) (U.S. Minimum Pre-Tax Income) with respect to the Borrower’s fiscal quarter ending June 30, 2005; and

WHEREAS, the Borrower has requested that the Lenders and the Agent agree to: (a) waive the Financial Covenant Non-Compliance; and (b) amend the Loan Agreement in certain respects, and the Lenders and the Agent are willing to waive the Financial Covenant Non-Compliance and amend the Loan Agreement, all on the terms and subject to the conditions hereinafter set forth.

NOW THEREFORE, the parties hereto agree as follows:

1. Limited Waiver.

(a) Effective as of the Effective Date, the Lenders and the Agent hereby waive the Financial Covenant Non-Compliance.

(b) The waiver granted herein is a one-time waiver, given solely for the specific covenants and specific time periods set forth herein. Nothing contained in this Amendment constitutes a waiver by the Lenders or the Agent of any other term or provision of the Loan Agreement or the Other Agreements, whether or not the Lenders or the Agent have any knowledge thereof, nor may anything contained in this Amendment be deemed a waiver by the Lenders or the Agent of any non-compliance with the terms or provisions of the Loan Agreement or the Other Agreements that may occur after the date of this Amendment.

2. Amendment to Loan Agreement. Effective upon the Effective Date (as hereinafter defined), the Loan Agreement is hereby amended as follows:

(a) Paragraph 14(x)(v) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(v) U.S. Minimum Pre-Tax Income. Borrower shall maintain and cause the U.S. Consolidated Group to maintain, as of the end of each fiscal period set forth below, Pre-Tax Income of not less than the respective amount set forth below opposite each such fiscal period:

Fiscal Period	Minimum Pre-Tax Income
January 1, 2005 through end of FQ3 2005	($4,750,000)
Four consecutive fiscal quarters ending at end of FQ4 2005	($4,500,000)
Four consecutive fiscal quarters ending at end of FQ1 2006	$1,200,000
Four consecutive fiscal quarters ending at end of FQ2 2006	$1,600,000
Four consecutive fiscal quarters ending at end of FQ3 2006 and each fiscal quarter thereafter	$1,400,000

3. Amendment and Waiver Fee. In consideration for the accommodations granted by the Agent and the Lenders herein and in addition to all other fees and costs, the Borrower hereby agrees to pay to the Agent a nonrefundable fee equal to Five Thousand Dollars ($5,000), which fee will be fully earned, due, and payable as of the date of this Amendment (the “Amendment Fee”).

4. Acknowledgments and Confirmations. The Borrower, the Lenders, and the Agent hereby acknowledge and confirm that as of the Effective Date: (i) all references in the Loan Agreement to “this Agreement” will be deemed to refer to the Loan Agreement, as amended by this Amendment; and (ii) all references in each of the Other Agreements to the “Loan Agreement” will be deemed to refer to the Loan Agreement, as amended by this Amendment.

5. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Agent, that:

(a) Each of the representations and warranties set forth in Paragraph 13 of the Loan Agreement is true in all material respects as of the date hereof, except for changes in the ordinary course of business, that, either singly or in the aggregate, are not materially adverse to the business or financial condition of the Borrower or to the Collateral.

(b) As of the date hereof, after giving effect to the terms of this Amendment, there exists no Default or Event of Default.

(c) The Borrower has the power to execute, deliver, and perform this Amendment. The Borrower has taken all necessary action to authorize the execution, delivery, and performance of this Amendment. No consent or approval of any entity or Person (including without limitation, any shareholder of the Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right, and no consent, license, approval, authorization, or declaration of any governmental authority, bureau, or agency is required in connection with the execution, delivery, or performance by the Borrower, or the validity or enforcement, of this Amendment.

(d) The execution and delivery by the Borrower of this Amendment will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau, or agency, domestic or foreign, or the certificate of incorporation or by-laws of the Borrower, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note, or indenture to which the Borrower is a party, or by which it is bound or any of its properties or assets is affected (including without limitation, the Subordinated Debt Documents), or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower.

(e) This Amendment has been duly executed and delivered by the Borrower and constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms.

6. Conditions to Effectiveness of Amendment and Waiver. The effectiveness of the amendment and waiver contained herein is subject to the fulfillment (to the satisfaction of the Agent and the Lenders) of the following conditions precedent (the date upon which conditions are satisfied to the satisfaction of the Agent and the Lenders, the “Effective Date”):

(a) The Borrower has executed and delivered this Amendment to the Agent;

(b) The Borrower has executed and delivered to the Agent all agreements, instruments, and documents reasonably requested by the Agent in connection with this Amendment;

(c) All legal matters incident to this Amendment are reasonably satisfactory to the Lenders, the Agent, and their counsel; and

(d) The Borrower has paid the Amendment Fee to the Agent.

7. Further Assurances. The Borrower agrees that it will, from time to time, execute and/or deliver all agreements, instruments, and documents and do and perform all actions and things (all at the Borrower’s sole expense) as the Agent may reasonably request to carry out the intent and terms of this Amendment.

8. Release of the Borrower’s Claims.

(a) The Borrower and its legal representatives, successors, and assigns, agree to and hereby do release, acquit, and forever discharge, the Lenders and the Agent (including without limitation, all affiliated entities, divisions, subsidiaries, direct and indirect parent corporations, and holding companies) and their respective officers, directors, shareholders, employees, trustees, substitute trustees, agents, and attorneys, past and present (the “Indemnified Lender Parties”), from all of Borrower’s Claims, as defined in Section 8(b) below.

(b) As used in Section 8(a) above, the term “Borrower’s Claims” means any and all possible claims, disputes, obligations, demands, actions, causes of action, costs, expenses, and liabilities whatsoever, known or unknown, at law or in equity, to the extent originating on or before the date hereof, that the Borrower may now or hereafter have against the Lenders or the Agent or any of the other Indemnified Lender Parties, if any, and irrespective of whether any such Borrower’s Claims arise out of contract, tort, violation of laws or regulations, or otherwise, that arise out of, are connected with, related to, or concern in any way any of this Amendment, the Loan Agreement, or the Other Agreements (or the transactions contemplated hereby or thereby) or the Collateral, or that arise out of, are connected with, related to, or concern in any way, any action, inaction, performance, non-performance, representation, transaction, or occurrence involving or in any way related to this Amendment, the Loan Agreement, or the Other Agreements (or the transactions contemplated thereby) or the Collateral.

(c) The Borrower intends the above release to cover, encompass, release, and extinguish, inter alia, all claims, demands, and causes of action that might otherwise be reserved by California Civil Code Section 1542 or any similar provision of New York law. California Civil Code Section 1542 provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

9. Miscellaneous.

(a) The Borrower’s breach of any of its covenants contained in this Amendment will constitute an Event of Default.

(b) Nothing contained in this Amendment imposes an obligation on the Lenders or the Agent to further amend the Loan Agreement or waive compliance with any other provision.

(c) Except as set forth in this Amendment, none of the Lenders nor the Agent waive any breach of, or Default or Event of Default under, the Loan Agreement, nor any right or remedy the Lenders or the Agent may have under the Loan Agreements, the Other Agreements, or applicable law, all of which rights and remedies are expressly reserved.

(d) Except as specifically amended in this Amendment, the Loan Agreement and the Other Agreements remain in full force and effect in accordance with their respective terms.

(e) No modification or waiver of or with respect to any provision of this Amendment and all other agreements, instruments, and documents delivered pursuant hereto or referred to herein, nor consent to any departure by any party hereto or thereto from any of the terms or conditions hereof or thereof, will in any event be effective, unless it is in writing and signed by each party hereto, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given.

(f) This Amendment, together with all of the other agreements, instruments, and documents referred to herein, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

(g) Without in any way limiting Paragraph 14(r) of the Loan Agreement, the Borrower shall pay all of the Lenders’ and the Agent’s fees, costs, and expenses incurred in connection with this Amendment and the transactions contemplated hereby, including without limitation, the Lenders’ and the Agent’s legal fees and expenses incurred in connection with the preparation, negotiation, and consummation of, and, if required, in connection with any litigation regarding, this Amendment.

(h) This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(i) EACH OF THE PARTIES TO THIS AMENDMENT HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING THAT PERTAINS DIRECTLY OR INDIRECTLY TO THIS AMENDMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT OF THE BORROWER, THE AGENT, OR THE LENDERS OR THAT, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP AMONG THE BORROWER, THE AGENT, AND/OR THE LENDERS. IN NO EVENT WILL THE AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

(j) This Amendment is governed by and must be construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above set forth.

LASALLE BUSINESS CREDIT, LLC, as a Lender and as Agent

By:	/s/ THOMAS P. BETOURNAY
Name:	Thomas P. Betournay
Title:	Vice President

IMPCO TECHNOLOGIES, INC., as Borrower

By:	/s/ THOMAS M. COSTALES
Name:	Thomas M. Costales
Title:	Chief Financial Officer